Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Navitas Semiconductor Corporation (the “Company”) of our reports dated March 6, 2024, relating to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.
/s/ Moss Adams LLP
Los Angeles, CA
March 6, 2024